EXHIBIT (11)


EXHIBIT 11
DIXIE YARNS, INC.
STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE

                                                    Three Months Ended
                                                __________________________

                                                  April 1,       April 2,
                                                    1995           1994
                                                ___________    ___________
PRIMARY:
             NET INCOME (LOSS)                  $   882,717    $(4,342,442)
                                                ___________    ___________
                                                ___________    ___________


Weighted average number of
 Common Shares outstanding
 assuming conversion of
 Class B Common Stock                            12,243,604     12,258,619

Net effect of dilutive stock
 options based on the
 treasury stock method using
 average market price                                19,554         39,039

Net effect of put options
 based on the reverse
 treasury stock method using
 average market price                             1,753,462        739,010
                                                ___________    ___________

          TOTAL SHARES                           14,016,620     13,036,668
                                                ___________    ___________
                                                ___________    ___________



         PER SHARE AMOUNT                       $       .06    $      (.33)
                                                ___________    ___________
                                                ___________    ___________




FULLY DILUTED:
  Net income (loss)                             $   882,717    $(4,342,442)
  After-tax interest
    requirement of
    convertible subordinated
    debentures (A)                                      -0-            -0-
                                                ___________    ___________

       ADJUSTED NET INCOME (LOSS)               $   882,717    $(4,342,442)
                                                ___________    ___________
                                                ___________    ___________


EXHIBIT 11
DIXIE YARNS, INC.
STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE - CONTINUED

                                                    Three Months Ended
                                                __________________________

                                                  April 1,       April 2,
                                                    1995           1994
                                                ___________    ___________
FULLY DILUTED - CONTINUED:

Weighted average number of
 Common Shares outstanding
 assuming conversion of
 Class B Common Stock                            12,243,604     12,258,619

Net effect of dilutive stock
 options based on the
 treasury stock method using
 quarter end market price
 if higher than the average
 market price                                        19,554         39,039

Net effect of put options
 based on the reverse
 treasury stock method using
 quarter end market price
 if lower than the average
 market price                                    2,275,637         935,739

Net effect of conversion of
 convertible subordinated
 debentures (A)                                         -0-            -0-
                                                ___________    ___________

             TOTAL SHARES                        14,538,795     13,233,397
                                                ___________    ___________
                                                ___________    ___________



         PER SHARE AMOUNT                       $       .06   $      (.33)
                                                ___________    ___________
                                                ___________    ___________



(A) Conversion of convertible subordinated debentures to 1,390,745 shares with an after-tax interest requirement of $472,538 for the three months ended April 1, 1995 and April 2, 1994 has been excluded from computation since the effect was anti-dilutive.